Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 000-49806 on Form S-8 of First PacTrust Bancorp, Inc. of our report dated January 31, 2004, appearing in this Annual Report on Form 10-K of First PacTrust Bancorp, Inc. for the year ended December 31, 2003.

Crowe Chizek and Company LLC

Oak Brook, Illinois March 12, 2004